EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Amendment No.4 to the registration statement of New York Health Care, Inc. ("the Company") on Form S-4 (File No. 333-85054) of our reports dated January 22, 2002 and February 9, 2001, on our audits of the consolidated financial statements of the Company included in its annual reports on Form 10KSB for the years ended December 31, 2001 and 2000, which reports are incorporated herein by reference. We also consent to the reference to our firm under the caption "Experts".


                                   /s/
                                   M.  R.  Weiser  &  Co.,  LLP
                                   New York, NY
                                   October 25, 2002

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